Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. TO PRESENT AT UPCOMING INVESTOR CONFERENCES

RUTLAND, VERMONT (February 26, 2007) – Casella Waste Systems, Inc. (NASDAQ: CWST) announced today that the company’s management will be presenting at the following investor conferences:

•                  Raymond James 28th Annual Institutional Investors Conference on Monday, March 5, 2007 at 2:50pm. The Raymond James conference is being held at the Hyatt Grand Cypress hotel in Orlando, FL; and

•                  Citigroup Industrial Manufacturing Conference on Tuesday, March 6, 2007 at 1:30 pm.  The Citigroup conference is being held at the Grand Hyatt in New York City.

The company indicated that, although these presentations are not expected to include any material non-public information, the presentation given at each of these two conferences will be made available to all investors on the company’s website. The presentation will be posted prior to the scheduled presentation time, and may be accessed via the Investors’ section of the company’s website at http://www.casella.com. In addition, the presentations will be webcast live via a link on the company’s website.

Casella Waste Systems, headquartered in Rutland, Vermont, provides collection, transfer, disposal and recycling services primarily in the northeastern United States.

For further information, contact Richard Norris, chief financial officer, or Ned Coletta, director of investor relations at (802) 775-0325, or visit the company’s website at http://www.casella.com.

02/26/07